Exhibit 10.54

FIRST AMENDMENT AGREEMENT

(FCC Acceptance Corp. Fee Letter)

FIRST AMENDMENT AGREEMENT, dated as of January 20, 2006 (the “First Amendment”), to the Fee Letter, dated as of February 11, 2003, among FCC Acceptance Corp., as Borrower (the “Borrower”), First Consumer Credit, Inc., as Servicer (the “Servicer”), Autobahn Funding Company LLC, as Lender (the “Lender”) and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as agent (the “Agent”) (as the same may be amended, supplemented, modified and/or restated in accordance with its terms, the “Fee Letter”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Fee Letter or RLSA (as such term is defined in the Fee Letter).

WHEREAS, the parties hereto have agreed to amend the Fee Letter on the terms and subject to the conditions herein set forth;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

1 SECTION. AMENDMENTS TO THE FEE LETTER

1.1 Section 5 of the Fee Letter is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:

5. For all purposes under the RLSA:

(a) “CP Margin” shall mean, on any date, a percentage equal to:

CPM1 + CPM2 + CPM3

where:

CPM[1]	=	1.0% multiplied by a fraction, (i) the numerator of which is equal to the Outstanding Balances of all Eligible Receivables owed by Obligors with FICO Scores which, at the time of the origination of the Contracts relating to such Receivables, were equal to, or higher than, 680, and (ii) the denominator of which is equal to the Outstanding Balances of all Eligible Receivables on the date of calculation;

[First Amendment to Fee Letter]

CPM[2]	=	1.5% multiplied by a fraction, (i) the numerator of which is equal to the Outstanding Balances of all Eligible Receivables owed by Obligors with FICO Scores which, at the time of the origination of the Contracts relating to such Receivables, were equal to at least 640 but less than 680, and (ii) the denominator of which is equal to the Outstanding Balances of all Eligible Receivables on the date of calculation; and

CPM[3]	=	2.0% multiplied by a fraction, (i) the numerator of which is equal to the aggregate Outstanding Balances of all Eligible Receivables (x) owed by Obligors with FICO Scores which, at the time of the origination of the Contracts relating to such Receivables, were less than 640, and (y) owed by Obligors without FICO Scores at the time of origination of the Contracts relating to such Receivables, and (ii) the denominator of which is equal to the Outstanding Balances of all Eligible Receivables on the date of calculation; and

(b) “Adjusted Eurodollar Rate Margin” shall mean 4.00% per annum.

1.2 Section 6 of the Fee Letter is hereby amended by deleting the definition of “Fourth Non-Utilization Period” set forth therein and substituting, in lieu thereof, the following:

“Fourth Non-Utilization Period” means the period commencing on the day immediately following the last day of the Third Non-Utilization Period and ending on August 31, 2006.

2 SECTION. CONDITIONS TO EFFECTIVENESS

This First Amendment shall be effective upon the delivery to the Agent of (i) counterparts hereof executed by each of the parties hereto and (ii) counterparts of an amendment to the RLSA (in form and substance satisfactory to the Agent) executed by each of the parties thereto.

[First Amendment to Fee Letter]

3 SECTION. MISCELLANEOUS

3.1 The Borrower and the Servicer each hereby certifies that the representations and warranties set forth in Article IV of the RLSA (and any other representations and warranties made by the Borrower or the Servicer in the RLSA) are true and correct on the date hereof with the same force and effect as if made on the date hereof, except to the extent that such representations and warranties speak specifically to an earlier date in which case they shall have been true and correct on such date. In addition, the Borrower and the Servicer each represents and warrants (which representations and warranties shall survive the execution and delivery hereof) that (a) no unwaived Early Amortization Event or Event of Default (nor any event that but for notice or lapse of time or both would constitute an unwaived Early Amortization Event or Event of Default) shall have occurred and be continuing as of the date hereof nor shall any unwaived Early Amortization Event or Event of Default (nor any event that but for notice or lapse of time or both would constitute an unwaived Early Amortization Event or Event of Default) occur due to this First Amendment becoming effective, (b) the Borrower and the Servicer each has the corporate power and authority to execute and deliver this First Amendment and has taken or caused to be taken all necessary corporate actions to authorize the execution and delivery of this First Amendment and (c) no consent of any other person (including, without limitation, shareholders or creditors of the Borrower or the Servicer), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and performance of this First Amendment other than such that have been obtained.

3.2 The Fee Letter, as amended hereby, is hereby ratified and confirmed in all respects and remains in full force and effect in accordance with its terms.

3.3 All references in the Fee Letter to “this Agreement” and “herein” and all references to the Fee Letter in the documents executed in connection with the Fee Letter shall mean the Fee Letter as amended hereby and as it may in the future be amended, restated, supplemented or modified from time to time.

3.4 This First Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this First Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this First Amendment.

3.5 The Borrower hereby agrees to pay all costs and expenses incurred by the Lender and the Agent in connection with this First Amendment including, without limitation, the fees and expenses of Kaye Scholer LLP, counsel to the Lender and the Agent.

[First Amendment to Fee Letter]

3.6 THIS FIRST AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

[Signature pages to follow.]

[First Amendment to Fee Letter]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

THE BORROWER:	FCC ACCEPTANCE CORP.

By:
Name:
Title:

THE SERVICER:	FIRST CONSUMER CREDIT, INC.

By:
Name:
Title:

THE AGENT:	DZ BANK AG DEUTSCHE
ZENTRAL-GENOSSENSCHAFTSBANK

By:
Name:
Title:

By:
Name:
Title:

THE LENDER:	AUTOBAHN FUNDING COMPANY LLC

	By:	DZ Bank AG Deutsche Zentral- Genossenschaftsbank, its attorney-in-fact

By:
Name:
Title:

By:
Name:
Title: